Exhibit (p11)

Eversept Partners, L.P.

APPENDIX G

CODE OF ETHICS

I.              INTRODUCTION

High ethical standards are essential for the success of Eversept and to maintain the confidence of Investors. Eversept is of the view that its long-term business interests are best served by adherence to the principle that Advisory Clients’ interests come first. Eversept owes a fiduciary duty to its Advisory Clients that requires Access Persons to act solely for the benefit of Advisory Clients. Potential conflicts of interest may arise in connection with the personal trading activities of Access Persons. In recognition of Eversept's fiduciary obligations to Advisory Clients and Eversept’s desire to maintain its high ethical standards, Eversept has adopted this Code of Ethics containing provisions designed to: (i) prevent improper personal trading by Access Persons; (ii) prevent improper use of material, non-public information about Securities recommendations made by Eversept or Securities holdings of Advisory Clients; (iii) identify conflicts of interest; and (iv) provide a means to seek to resolve any actual or potential conflict in favor of the impacted Advisory Client.

One goal is to allow Eversept’s Access Persons to engage in personal securities transactions while protecting Advisory Clients, Eversept and its Access Persons from the conflicts that could result from a violation of the securities laws or from real or apparent conflicts of interests. While it is impossible to define all situations that might pose such a risk, this Code of Ethics is designed to address those circumstances where such risks are likely to arise.

Adherence to this Code of Ethics and the related restrictions on personal investing is considered a basic condition of employment for employees and Access Persons of Eversept. If there is any doubt as to the propriety of any activity, Access Persons should consult with the Chief Compliance Officer. The Chief Compliance Officer may rely upon the advice of legal counsel or outside compliance consultants.

II.	APPLICABILITY OF CODE OF ETHICS

A.	Personal Accounts of Access Persons. This Code of Ethics applies to all Personal Accounts of all Access Persons. The term Personal Account means any securities account in which an Access Person has any direct or indirect Beneficial Ownership and includes any Personal Account of an Access Person’s immediate family members (including any relative by blood or marriage) whether living in the Access Person’s household or financially dependent on the Access Person. A Personal Account also includes without limitation an account maintained by or for:

(1)	Access Person’s spouse (other than a legally separated or divorced spouse of the Access Person) and minor children;

(2)	Any individuals who live in the Access Person's household and over whose purchases, sales or other trading activities the Access Person exercises control or investment discretion;

Eversept Partners, L.P.

(3)	Any persons to whom the Access Person provides primary financial support, and either: (i) whose financial affairs the Access Person controls; or (ii) for whom the Access Person provides discretionary advisory services;

(4)	Any trust or other arrangement which names the Access Person as a beneficiary; and

(5)	Any partnership, corporation or other entity of which the Access Person is a director, officer or general partner or in which the Access Person has a 25% or greater beneficial interest, or in which the Access Person owns a controlling interest or exercises effective control.

A Personal Account of an Access Person does not include:

(1)	any account for which an Access Person serves as trustee of a trust for the benefit of an independent third party or a person to whom the Access Person does not provide primary financial support, and the Access Person does not have any discretion over how the assets of the trust are invested;

(2)	any account for an Access Person where the Access Person (or spouse, or other arrangement described in section A above) is the beneficiary but does not have discretion; and the adviser to the account confirms on an annual basis that the Access Person has no discretion relating to the account and is not consulted prior to making any investment decisions, nor can the Access Person direct any trades for the account; and

(3)	any account or wallet for an Access Person designated only to hold cryptocurrency and/or non-fungible tokens.

As provided in Section IV.A.(1) below, upon receipt of this Manual each Access Person will be required to provide a comprehensive list of all Personal Accounts to the Chief Compliance Officer. Please see Exhibit 6 to Appendix G for the List of Personal Account reporting form.

Access Persons must notify the Chief Compliance Officer promptly (but in any event within ten (10) business days) in writing (email will suffice) if the Access Persons opens any new account with a brokerage firm or other custodian or moves an existing account to a different brokerage firm or other custodian. Such notifications are generally completed through the ComplianceAlpha portal.

III.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

A.	General. It is the responsibility of each Access Person to ensure that a particular securities transaction, which includes Securities and in general any instrument commonly known as a security, being considered for his or her Personal Account is not subject to a restriction contained in this Code of Ethics or otherwise prohibited by any applicable laws. Personal securities transactions for Access Persons may be effected only in accordance with the provisions of this Code of Ethics.

Eversept Partners, L.P.

B.	Restrictions. Single name securities. Access Persons are generally prohibited from investing in any single-name equity or debt securities and derivatives thereof (e.g., options, single stock futures, etc.) in any Personal Account. An Access Person who beneficially owns single name securities upon joining Eversept, or who obtains beneficial ownership of such securities through inheritance during their tenure with Eversept, must promptly liquidate any such positions in Healthcare/Biotech/Life Sciences companies (as classified in the sole discretion of Eversept) in accordance with the pre-clearance procedures described in Section III.C below unless an exception has been granted by the Managing Principal. For single name holdings that are not classified by Eversept as securities of Healthcare/Biotech/Life Sciences companies, the Access Person may continue to hold these securities but is prohibited from increasing the size of any such positions while affiliated with Eversept and any liquidation of such holdings must be conducted in accordance with the pre-clearance requirements outlined in Section III.C below. Furthermore, all single name holdings must be reported subject to the requirements of Section IV below.

ETFs. Access Persons generally are permitted to invest in ETFs and their derivatives pursuant to the pre-clearance procedures described in Section III.C below. However, the following restrictions apply related to investing in Healthcare/Biotech/Life Sciences sector ETFs (as classified in the sole discretion of Eversept) and their derivatives:

•	Investment Team and Officers of Eversept are prohibited from investing in Healthcare/Biotech/Life Sciences sector ETFs and their derivatives in any Personal Account. If such an Access Person currently maintains such exposure they may continue to hold the respective securities but may not increase the size of the position. Any divestment of such positions is subject to the pre-clearance procedures described in Section III.C below.

•	Non-Investment Team and Non-Officers of Eversept are permitted to invest in Healthcare/Biotech/Life Sciences sector ETFs and their derivatives in a Personal Account pursuant to the pre-clearance procedures described in Section III.C below.

Furthermore, all Access Persons are prohibited from having any short exposure to ETFs in the Healthcare/Biotech/Life Sciences sector. If an Access Person has short exposure to such ETFs upon joining Eversept the Access Person will be required to promptly liquidate any such positions in accordance with the pre-clearance procedures described in Section III.C below unless an exception has been granted by the Managing Principal.

For the avoidance of doubt, all ETF holdings are Reportable Securities and must be reported subject to the requirements of Section IV below.

Front running. Access Persons are prohibited from “front running” (i.e., purchasing a security for a Personal Account while knowing that an Advisory Client is about to purchase the same security, and then selling the security at a profit upon the rise in the market price following the purchase by such Advisory Client). Access Persons are similarly prohibited from engaging in short selling when they have access to the confidential information that Eversept is about to sell a particular security. Unless otherwise approved by the Managing Principal, Access Persons are prohibited from “intermarket front-running” (e.g., trading in an option for a Personal Account when Eversept account is trading in the underlying security, and vice versa).

Eversept Partners, L.P.

Any violation of this prohibition constitutes grounds for immediate dismissal. If you have any questions regarding a specific transaction that you are contemplating, please contact the Chief Compliance Officer and/or the Managing Principal.

C.	Pre-Clearance of Transactions in Personal Accounts. An Access Person must obtain the prior approval of the Compliance Team before engaging in any transaction in a Reportable Security (as defined in Section IV.B. below) in his or her Personal Account. Transactions subject to pre-clearance include without limitation the following:

•	direct or indirect acquisition of beneficial ownership in a security in an initial public offering (as required under Rule 204A-1 of the Advisers Act);

•	direct or indirect acquisition of beneficial ownership in a security in a limited offering (which includes investments in private funds such as hedge funds or private equity funds). For the avoidance of doubt, Access Person subscriptions or redemptions to or from an Eversept-sponsored fund are not subject to the pre-clearance requirement;

•	Any ETF or ETF derivative transaction (including without limitation Healthcare/Biotech/Life Sciences ETFs); or

•	Any liquidation of single-name securities and derivatives thereof.

Proposed transactions in any Reportable Security classified by Eversept as a Healthcare/Biotech/Life Sciences security will also require a secondary approval from the Managing Principal prior to execution.

All requests for pre-clearance must be made by completing the Pre-Clearance Form in advance of the contemplated transaction. A sample Pre-Clearance Form is attached as Exhibit 1. Such forms will generally be completed via the ComplianceAlpha portal. Any approval given under this paragraph will remain in effect for 30 days. Any such secondary approval required from the Managing Principal will be confirmed by the Compliance Team prior to officially approving any such request through the ComplianceAlpha portal.

Pre-Clearance of transactions in Reportable Securities in Managed Accounts, as defined in Section V. below, is not required.

Eversept Partners, L.P.

IV.           REPORTING REQUIREMENTS

A.	All Access Persons are required to submit to the Chief Compliance Officer (or a Designated Person) (subject to the applicable provisions of Section V. below) the following reports:

(1)	Initial Holdings Report – Access Persons are required to provide the Chief Compliance Officer (or a Designated Person) with an Initial Holdings Report within 10 days of the date that such person became an Access Person (typically, within 10 days of employment) that meets the following requirements:

(a)	Must disclose all of the Access Person’s current Securities holdings with the following content for each Reportable Security (as defined in Section IV.B. below) that the Access Person has any direct or indirect beneficial ownership:

•	title and type of Reportable Security;
•	ticker symbol or CUSIP number (as applicable);
•	number of shares; and
•	principal amount of each Reportable Security.

(b)	Must disclose the name of any broker, dealer or bank with which the Access Person maintains a Personal Account.

(c)	Information contained in the Initial Holding Reports must be current as of a date no more than 45 days prior to the date of submission.

(d)	The date upon which the report was submitted.

(e)	Access Persons should use the form of Initial Holdings Report contained in Exhibit 2 to this Code of Ethics. Such forms will generally be completed via the ComplianceAlpha portal.

(2)	Annual Holdings Report – Subject to the applicable provisions of Section V. below, Access Persons must also provide Annual Holdings Reports of all current Reportable Securities holdings at least once during each 12-month period (the “Annual Holding Certification Date”). For purposes of this Code of Ethics, the Annual Holdings Certification Date is December 31. From a content perspective, such Annual Holdings Reports must comply with the requirements of Section IV.A.(1)(a), (b), (c) and (d) above. Access Persons should use the form of Annual Holdings Report contained in Exhibit 3. Such forms will generally be completed via the ComplianceAlpha portal.

Eversept Partners, L.P.

(3)	Quarterly Transaction Reports – Subject to the applicable provisions of Section V. below, Access Persons must also provide Quarterly Transaction Reports for each transaction in a Reportable Security (as defined in Section IV.B. below) that the Access Person has any direct or indirect beneficial ownership. Such quarterly transaction reports must meet the following requirements:

(a)	Content Requirements – Quarterly Transaction Reports must include:

•	date of transaction;
•	title of Reportable Security;
•	ticker symbol or CUSIP number of Reportable Security (as applicable);
•	interest rate or maturity rate (if applicable);
•	number of shares;
•	principal amount of Reportable Security;
•	nature of transaction (i.e., purchase or sale);
•	price of Reportable Security at which the transaction was effected;
•	the name of broker, dealer or bank through which the transaction was effected;
•	the date upon which the Access Person submitted the report.

(b)	Timing Requirements – Subject to Section V.C., Access Persons must submit to the Chief Compliance Officer (or a Designated Person) a Quarterly Transaction Report no later than 30 days after the end of each calendar quarter.

(c)	Subject to Section V.C., Access Persons should use the form of Quarterly Transaction Report provided in Exhibit 4 to this Code of Ethics. Such forms will generally be completed via the ComplianceAlpha portal.

B.	Definition of Reportable Security – For purposes of the reporting requirements, a Reportable Security includes the following:

(1)            Privately placed securities, including but not limited to, all forms of limited partnership and limited liability company interests, interests in private investment funds (such as hedge funds, private equity funds, and venture capital funds), and interests in investment clubs;

(2)	ETFs (including without limitation Healthcare/Biotech/Life Sciences ETFs);

(3)	Any financial instrument that is known as a security and as defined in detail in Section 202(a)(18) of the Advisers Act*, EXCEPT that it does NOT include:

(a)	Direct obligations of the Government of the United States;

*	Under the Advisers Act, a “security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

Eversept Partners, L.P.

(b)	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

(c)	Shares issued by money market funds;

(d)	Shares issued by registered open-end funds; provided that such funds are NOT advised by Eversept or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Eversept. For the avoidance of doubt, transactions involving shares of a RIC to which Eversept serves as sub-adviser or money manager are subject to the pre-clearance requirements of Section III above;

(e)	Shares issued by unit investment trusts that are invested exclusively in one or more registered open-end funds; provided that such funds are NOT advised by Eversept or an affiliate and such fund’s adviser or principal underwriter is not controlled or under common control with Eversept;

(f)	Cryptocurrency;

(g)	Non-Fungible Tokens; or

(h)	Cash loans to friends or family used for anything other than investing in public equities or derivatives.

V.	EXCEPTIONS FROM REPORTING REQUIREMENTS/ ALTERNATIVE TO QUARTERLY TRANSACTION REPORTS

This Section V. sets forth exceptions from the reporting requirements of Section IV. of this Code of Ethics. All other requirements will continue to apply to any holding or transactions exempted from reporting pursuant to this Section V. Accordingly, the following will be exempt only from the reporting requirements of Section IV.:

A.	No Initial, Annual or Quarterly Transaction Report is required to be filed by an Access Person with respect to securities held in any Personal Account over which the Access Person has (or had) no direct or indirect influence or control (a “Managed Account”)[1];

1  A Managed Account or Non-Discretionary Account” includes: (i) an account in which the employee does not have any direct or indirect influence or control over specific investment decisions, such as in the case of a fully discretionary investment management account (where the employee does not exercise any direct or indirect influence or control over the person or entity exercising discretion over the account); (ii) an account in which the employee does not have any direct or indirect influence or control and has no knowledge of the account holdings, such as a blind account or trust; and (iii) an investment fund whereby all investment decisions are made by a third party who is unrelated to the employee.

Eversept Partners, L.P.

B.	Quarterly Transaction Reports are not required to be submitted with respect to any transactions effected pursuant to an automatic investment plan (although holdings need to be included on Initial and Annual Holdings Reports);

C.	Quarterly Transaction Reports are not required to be provided, if the Quarterly Transaction Report would duplicate information contained in broker trade confirms or brokerage account statements that an Access Person has already provided to the Chief Compliance Officer (or a Designated Person); provided, that such broker trade confirm or brokerage account statements are provided to the Chief Compliance Officer (or a Designated Person) within 30 days of the end of the applicable calendar quarter. This paragraph has no effect on an Access Person’s responsibility related to the submission of Initial and Annual Holdings Reports.

(1)	Access Persons that would like to avail themselves of this exemption should:

(a)	Ensure that the content of such broker confirms or brokerage account statements for any Personal Account meet the content required for Quarterly Transaction Reports set forth in Section IV.A.3 above;

(b)	Inform the Chief Compliance Officer (or a Designated Person) that you would like to avail yourself of this compliance option and provide the Chief Compliance Officer (or a Designated Person) with the following for each of your Personal Accounts:

•	name of institution; address of institution;
•	name of contact at institution;
•	identification numbers for Personal Accounts held at institution;
•	name of Personal Accounts held at institution; and

(c)	Send the form of letter attached to this Code of Ethics as Exhibit 5 to the institution(s) in question.

VI.	PROTECTION OF MATERIAL NON-PUBLIC INFORMATION ABOUT SECURITIES/INVESTMENT RECOMMENDATIONS

In addition to other provisions of this Code of Ethics and Manual (including Section XVII. of the Manual and the Insider Trading Procedures in Appendix H), Access Persons should note that Eversept has a duty to safeguard material, non- public information about securities/investment recommendations provided to (or made on behalf of) Advisory Clients. As such, Access Persons generally should not share such information outside of Eversept. Notwithstanding the foregoing, Access Persons and Eversept may provide such information to persons or entities providing services to Eversept or the Funds where such information is required to effectively provide the services in question. Examples of such are:

•	Brokers (if any);

Eversept Partners, L.P.

•	accountants or accounting support service firms;
•	custodians;
•	transfer agents;
•	compliance consultants;
•	bankers; and
•	lawyers

If there are any questions about the sharing of material, non-public information about securities/investment recommendations made by Eversept, please see the Chief Compliance Officer.

VII.          INVESTMENT COMPANY ACT REQUIREMENTS

Eversept serves as sub-adviser or money manager to one or more RICs and consequently is subject, directly or indirectly, to certain requirements under the Investment Company Act. More specifically:

A.	In accordance with Rule 17j-1(b) of the Investment Company Act, all employees are prohibited from, in connection with the purchase or sale, directly or indirectly, of any Security to be held or acquired by a RIC, to: (i) employ any device, scheme or artifice to defraud the RIC; (b) make any untrue statement of material fact to the RIC or omit to state a material fact necessary in order to make the statements made to the RIC, in light of the circumstances under which they are made, not misleading; (c) engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the RIC; or (d) engage in any manipulative practice with respect to the RIC.

B.	Pursuant to Rule 17j-1(c)(2)(ii) of the Investment Company Act, no less frequently than annually, Eversept will provide to the board of directors of any RIC a written report that, at minimum, (i) describes any issues arising under the Code of Ethics since the last report issued, including, but not limited to, information about any material violations of the Code of Ethics or related procedures and the sanctions imposed in response to the material violations; and (ii) certifies that Eversept has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

VIII.        OVERSIGHT OF CODE OF ETHICS

A.	Acknowledgment/Reporting. All employees are required to sign and acknowledge their familiarity with the provisions of this Code of Ethics (and related Insider Trading Policy) by signing the form of acknowledgment attached as Appendix A (completed via the ComplianceAlpha portal) on no less than an annual basis, including upon any amendment to the Code of Ethics. In addition, any situation that may involve a conflict of interest or other possible violation of this Code of Ethics must be promptly reported to the Chief Compliance Officer who must report it to executive management of Eversept.

B.	Review of Transactions. Each Access Person’s transactions in his/her Personal Accounts are reviewed on a regular basis. Any transactions that are believed to be a violation of this Code of Ethics will be reported promptly to the Chief Compliance Officer who must report them to executive management of Eversept.

Eversept Partners, L.P.

C.	Sanctions. The executive management of Eversept, with advice of outside legal counsel (if necessary), at its discretion, shall consider reports made to management and upon determining that a violation of this Code of Ethics has occurred, may impose such sanctions or remedial action management deems appropriate or to the extent required by law (as may be advised by outside legal counsel or other advisors). These sanctions may include, among other things, disgorgement of profits, suspension or termination of employment with Eversept, or criminal or civil penalties.

IX.           CONFIDENTIALITY

All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential to the extent permitted by law.

Eversept Partners, L.P.

EXHIBIT 1

PRE-CLEARANCE FORM FOR TRANSACTIONS

IN PERSONAL ACCOUNTS OF ACCESS PERSONS

Generally, Access Persons must complete this Pre-Clearance Form prior to engaging in any security transactions in their Personal Accounts, as set forth in Eversept’s Code of Ethics.

Access Persons should complete Sections (1)-(5), below and submit this pre-clearance form to the Chief Compliance Officer. Section (6) will be completed by the Chief Compliance Officer.

(1)	Reason for Pre-Clearance Request

The Access Person is submitting this pre-clearance request because:

____	Proposed investment is an initial public offering (“IPO”).
____	Proposed investment is a limited offering (i.e., private placement, restricted stock, hedge fund etc.).
____	Any other type of proposed investment

(2)	Investment and Transaction Information

Name of Issuer: ______________________________________________________________________________________________________

Date of Transaction/Trade: _____________________________________________________________________________________________

Security Type: _______________________________________________________________________________________________________

Transaction Type (please check):

Initial Purchase: ________________________

Additional Purchase: _____________________

Buy: __________________________________

Sell: __________________________________

Amount of Transaction: USD$ ______________________ (or # of shares, units, interests, etc.)

Quantity: ___________________________________________________________________________________________________________

Estimated Price: ______________________________________________________________________________________________________

Broker/Dealer (if any): _________________________________________________________________________________________________

(3)	Conflict of Interest Information

Access Persons should provide any factors that they believe may be relevant to a conflict of interest analysis (if any):

__________________________________________________________________________________________________________________

___________________________________________________________________________________________________________________

Exhibit 1-1

Eversept Partners, L.P.

(4)           Evaluation of Advisory Client Conflicts

The investment is not currently held by or under consideration for purchase or disposition by any Advisory Client.

Initials of Access Person ____________	Date _______________

If the above listed investment is not currently held by or under consideration for any Advisory Client and the investment is of limited availability, indicate the primary reason(s) why you believe it is not an appropriate investment for an Advisory Client.

____	Investment is too risky

____	Fund is already exposed to industry

____	Investment by the Fund would cause it to exceed its investment policies

___	Insufficient information available or unfavorable information about the issuer or investment fund

___	Investment is outside of the Advisory Client's permitted policies (e.g., not a private investment fund)
___	Other: __________________________________

Initials of Access Person ____________	Date _______________

(5)	Representation and Signature

By executing this form, I represent that my trading in this investment is not based on any material non-public information. I understand that pre-clearance will only be in effect for 30 days from the date of the Chief Compliance Officer's signature.

_________________________________

Access Person’s Name (please print)

	_________________________________	____________________
	Access Person’s Signature	Date

(6)	Disposition of Pre-Clearance Request

☐ Request Approved ☐ Request Denied

_________________________________

Name:

_________________________________

Date:

Exhibit 1-2

Eversept Partners, L.P.

EXHIBIT 2

EVERSEPT PARTNERS, L.P. INITIAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:______________________________________________________________________________________________________

In connection with my new status as an Access Person at Eversept, the following sets forth all of my holdings in Reportable Securities (as defined in Section IV.B. of Eversept’s Code of Ethics) that are held in my Personal Accounts (as defined in Section II.A. of Eversept’s Code of Ethics).

Title and	Ticker Symbol	Number of	Principal	Broker/Dealer
Type of Security	or CUSIP Number	Shares Held	Amounts	Or Bank Where
	(As Applicable)		of Shares	Securities Are Held

*Add additional lines as necessary

AND

___	I have attached hereto duplicate copies of brokerage statements for all of my Personal Accounts, as such term is defined in Section II.A of the Code of Ethics, which accurately reflect all of my Reportable Securities as of the date set forth below.[13]

OR

___	No holdings in Reportable Securities as of the date set forth below.

The undersigned Access Person certifies that all information contained in this report is true and correct as of ___________________ ___, 20__ (which must be a date within 45 days that this report is submitted to the Chief Compliance Officer).

Name of Access Person

Signature of Access Person

Date

Chief Compliance Officer

[13]	Note to Access Persons: Holdings of Reportable Securities in Personal Accounts that are not otherwise reflected on the attached brokerage statements (e.g. limited offerings) must be included in this report.

Exhibit 2-1

Eversept Partners, L.P.

EXHIBIT 3

EVERSEPT PARTNERS, L.P. ANNUAL HOLDINGS REPORT FOR ACCESS PERSONS

Name of Access Person:______________________________________________________________________________________________________

LIST OF PERSONAL ACCOUNTS ANNUAL ATTESTATION:

I certify that as of December 31, 20__, the foregoing accounts are my only Personal Account(s) which are subject to Eversept’s Code of Ethics. Initial: ___________

Name on Account and Account	Firm(s) through which	Method of Transmission to CCO
Number (including brokerage	Transactions are Effected	of brokerage statements (i.e. e-mail
accounts and bank accounts		or hard copy?)
which are used substantially as
brokerage accounts)

The following sets forth all of my holdings in Reportable Securities (as defined in Section IV.B of Eversept’s Code of Ethics) that are held in my Personal Accounts (as defined in Section II.A of Eversept’s Code of Ethics) as of December 31, 20__. (the “Annual Holdings Certification Date”).

Title and	Ticker Symbol	Number of	Principal	Broker/Dealer
Type of Security	or CUSIP Number	Shares Held	Amounts	Or Bank Where
	(As Applicable)		of Shares	Securities Are Held

*Add additional lines as necessary

AND

___	I have attached hereto duplicate copies of brokerage statements for all of my Personal Accounts, as such term is defined in Section II.A. of the Code of Ethics, which accurately reflect all of my Reportable Securities as of the date set forth below.[14]

OR

___	No holdings in Reportable Securities as of the date set forth below.

The undersigned Access Person certifies that all information contained in this report is true and correct as of ________________ ___, 20__ (which must be a date within 30 days of the Annual Holdings Certificate Date).

Name of Access Person

[14]	Note to Access Persons: Holdings of Reportable Securities in Personal Accounts that are not otherwise reflected on the attached brokerage statements (e.g. limited offerings) must be included in this report.

Exhibit 3-1

Eversept Partners, L.P.

Signature of Access Person

Date

Chief Compliance Officer

Exhibit 3-2

Eversept Partners, L.P.

EXHIBIT 4

EVERSEPT PARTNERS, L.P.

QUARTERLY TRANSACTION REPORT FOR ACCESS PERSONS

Name of Access Person: _________________________________________________________

The following sets forth all of the transactions in Reportable Securities (as defined in Section IV.B of Eversept’s Code of Ethics), in addition to any transactions set forth in any trade confirms or brokerage statements sent to the Chief Compliance Officer, made in my Personal Accounts (as defined in Section II.A of Eversept’s Code of Ethics) for the quarter beginning on __________and ending on _____________.15

Date of	Nature of	Title and	Ticker Symbol	Number	Price of	Principal	Interest	Broker/De
Transaction	Transaction	Type of	or CUSIP	of	Security at	Amount	Rate	aler or
		Security	Number	Shares	which			Bank
			(As		Transaction			Where
			Applicable)		was			Securities
					Effected			Are Held

*Add additional lines as necessary

OR

___ No transactions in Reportable Securities (as defined in Section IV.B. of Eversept’s Code of Ethics)

The undersigned Access Person certifies that all information contained in this report is true and correct as of (check appropriate):

December 31, 20__

March 31, 20__

June 30, 20__

September 30, 20__

[15]	Note to Access Persons: Transactions in Reportable Securities that are not reflected in brokerage statements provided to the Chief Compliance Officer must be disclosed in this report.

Exhibit 4-1

Eversept Partners, L.P.

Personal Accounts

___	I certify that there have not been any changes to the status in the list of Personal Accounts (as defined in Section II.A of Eversept’s Code of Ethics) that I provided to Eversept upon becoming an Access Person (as defined in Section II.A of Eversept’s Code of Ethics); or

___	I certify that there have been changes to the status in the list of Personal Accounts (as defined in Section II.A of Eversept’s Code of Ethics) that I provided to Eversept upon becoming an Access Person (as defined in Section II.A of Eversept’s Code of Ethics) and I have provided an updated list of Personal Accounts to Eversept.

Name of Access Person

Signature of Access Person

Date

Chief Compliance Officer

Exhibit 4-2

Eversept Partners, L.P.

EXHIBIT 5

[DATE]
[INSERT NAME OF BROKER]
[INSERT ADDRESS]

Re: [NAME OF EMPLOYEE]/Account No(s). [ ]
Dear [ ]:

As the Chief Compliance Officer for Eversept Partners, L.P., I am aware that [NAME OF BROKER] executes and clears transactions for the purchase or sale of securities for the account of [NAME OF EMPLOYEE] (the “Employee”).

In accordance with our compliance procedures, I hereby request that duplicate copies of all monthly account statements with respect to the above-referenced account(s) held by our Employee be sent to my attention at the following address:

Eversept Partners, L.P.

444 Madison Avenue, 22nd Floor

New York, New York 10022

Attn.: Balkir Zihnali

Please feel free to call me at 212-707-6100 should you have any questions.

Best regards,

Eversept Partners, L.P.

Name: Balkir Zihnali
Title: Chief Compliance Officer

I hereby authorize [NAME OF BROKER] or its representatives to send duplicate copies of all monthly account statements with respect to my account(s) held with [NAME OF BROKER] to my employer at the above-listed address.

Name: [Print/Type Name of Employee]

Signature

Exhibit 5-1

Eversept Partners, L.P.

EXHIBIT 6

LIST OF PERSONAL ACCOUNTS

Name of Access Person: ___________________________________________________

Date of Submission of Report: ______________________________________________

The following sets forth all of my Personal Accounts (as defined in Section II.A of Eversept’s Code of Ethics) in which I have beneficial ownership in (as defined in Section II of the Manual).

Name of Account and Number	Firms through which	Method of Transmission to
(including brokerage accounts and	Transactions are Effected	CCO of brokerage statements
bank accounts which are used		(i.e. e-mail or hard copy?)
substantially as brokerage accounts)

*Add additional lines as necessary

OR

___	I do not have any Personal Accounts (as defined in Section II.A of Eversept’s Code of Ethics)

In addition, I certify that I will update Eversept at the end of each calendar quarter if and when there are changes to the information identified above.

Signature of Access Person

Chief Compliance Officer

Exhibit 6-1